Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kimbell Royalty Partners, LP of our report dated April 11, 2018 relating to the financial statements of Haymaker Minerals & Royalties, LLC, which appears in Kimbell Royalty Partners, LP’s Current Report on Form 8-K/A dated July 27, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 7, 2020